UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2016
______________
CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)
______________
Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
 (Address of principal executive offices)
(401) 435-7171
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 4.01. Changes in Registrant's Certifying Accountant

(a) On October 14, 2016, Capital Properties, Inc. (the "Company") was informed that its independent public accountants, LGC&D LLP, had ceased its engagement as the principal accountant to audit the Company's financial statements by virtue of the fact that on September 1, 2016 certain of its partners were admitted as partners of Citrin Cooperman & Company, LLP.  As required by Item 304, paragraph(a)(1) of Regulation S-K, the Company reports as follows:
(i) The  Company's Audit Committee  accepted  LGC&D LLP's resignation on October 14, 2016;
(ii) LGC&D LLP's audited reports on the Company's financial statements as of and for the fiscal years ended December 31, 2014 and 2015 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or the Company's accounting principles;
(iii) The  change of accountants was approved by the Company's Audit Committee;
(iv) During the Company's last two most recent fiscal years ended December 31, 2014 and 2015 and for the subsequent interim period through October 14, 2016 (the date of dismissal), there were no disagreements with LGC&D LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to the satisfaction to LGC&D LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports;
(v) There were no events during the Company's preceding two fiscal years ended December 31, 2014 and 2015, and for the subsequent interim period ended October 14, 2016 listed in paragraphs (a)(i)(v)(A) through (D) of Item 304 of Regulation S-K.
Pursuant to the requirements of paragraph (a)(3) of Item 304 of Regulation S-K, the Company has provided LGC&D LLP with a copy of this Form 8-K and LGC&D LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein.

(b) On October  18, 2016, the Audit Committee of the Company engaged Stowe & Degon, LLC, 95A Turnpike Road, Westborough, Massachusetts as its independent accountant to audit the Company's financial statements.  During the Company's last two fiscal years ended December 31, 2014 and 2015 and for any subsequent interim period prior to Stowe & Degon, LLC's engagement, the Company did not consult Stowe & Degon, LLC with respect to any matters referred to in paragraphs (a)(2)(i) and (ii) of Item 304 of Regulation S-K.

Item 9.01

(b) Exhibits
           7.1 Letter from LGC&D LLP, dated October 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: October 18, 2016	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer